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                                                                    EXHIBIT 23.2


Consent of Independent Accountants


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Valley National Corporation 1999 Amended and Restated Stock Option Plan of our report, dated January 17, 1997, with respect to the financial statements of Valle de Oro Bank, N.A., included in Form 10-KSB for 1998, filed with the Securities and Exchange Commission.



PricewaterhouseCoopers LLP


San Diego, California
March 29,  1999